UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2005

XSTREAM BEVERAGE NETWORK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

33-30158-A	62-1386351
(Commission File Number)	(IRS Employer Identification No.)

4800 N.W. 15th Avenue, Bay A, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

(954) 598-7997

(Registrant’s Telephone Number, Including Area Code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 25, 2005 Xstream Beverage Network, Inc. sold an aggregate of $300,000 principal amount secured promissory notes and issued five year common stock purchase warrants to purchase an aggregate of 300,000 shares of its common stock to two accredited investors in a private transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) of that act.  Each purchaser was issued a $150,000 principal amount secured promissory note and warrants to purchase 150,000 shares of common stock.  Xstream Beverage Network received gross proceeds of $300,000, did not pay any commissions and paid $5,157 in legal and due diligence expenses of the purchasers.  The company intends to use the proceeds for general working capital.

The secured promissory notes bear interest at the rate of 18% per annum and all principal and accrued interest is due on or before September 1, 2005.  Xstream Beverage Network has the option of paying interest in shares of its common stock valued at the lesser of $1.50 per share or the applicable exercise price of any warrants issued in a subsequent private placement consummated prior to the maturity date of the note and resulting in gross proceeds to Xstream Beverage Network of at least $500,000.

As collateral to secure the repayment of the notes, Xstream Beverage Network has pledged 100,000 shares of its common stock and Mr. Ted Farnsworth, its CEO, has pledged 100,000 shares of Xstream Beverage Network's common stock owned by him.  Xstream Beverage Network has the right at any time to substitute 100,000 shares of its common stock which have been registered for resale under the Securities Act of 1933 for the 200,000 shares of common stock presently securing the notes.

The exercise price and number of shares of common stock issuable upon the exercise of the common stock purchase warrants issued in connection with the notes are subject to adjustment in the event of stock splits, stock dividends and similar events.  In the event of a default by the company under the note, the exercise price of the warrants will also be automatically reduced by 5% for each 30 day period the default continues.  Xstream Beverage Network also grated the holders piggy-back registration rights covering the shares of its common stock underlying the warrants.

ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

Please see Item 1.01 above.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibits.

4.1

Form of common stock purchase warrant issued to note holders

10.1

Form of secured promissory note

10.2

Form of Stock Pledge Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XSTREAM BEVERAGE NETWORK, INC.

By:	/s/ THEODORE FARNSWORTH
Theodore Farnsworth, Chairman and
Chief Executive Officer

DATED: March 3, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of common stock purchase warrant issued to note holders
10.1	Form of secured promissory note
10.2	Form of Stock Pledge Agreement